Exhibit 10.3

AMENDMENT NO. 1

TO

SECOND AMENDED AND RESTATED CUSTOMER

AGREEMENT AND TRADING AUTHORIZATION

This Amendment No. 1 to the Second Amended and Restated Customer Agreement and Trading Authorization dated as of May     , 2008 (this “Amendment”), is entered into by and between Max Diversified Strategies Ltd. (f/k/a Max Re Diversified Strategies Ltd.), a Bermuda company (the “Customer”) and Alstra Capital Management, LLC (“Alstra”).

WHEREAS, The Customer and Alstra are parties to the Second Amended and Restated Customer Agreement and Trading Authorization dated as of February 14, 2006 (the “Trading Agreement”);

WHEREAS, Each of the Customer and Alstra desires to amend the Trading Agreement upon the terms and conditions herein contained, principally to clarify certain calculations.

Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings set forth in the Trading Agreement.

NOW, THEREFORE, in consideration of the premises set forth above and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.	The Trading Agreement is hereby amended by deleting the text “Max Re Diversified Strategies Ltd.” in each instance in which it appears and substituting therefor “Max Diversified Strategies Ltd.”

2.	Subsection 8(A)(ii) of the Trading Agreement shall be deleted in its entirety, and the following substituted therefore:

“(ii) Incentive Fee. An annual incentive fee, calculated at each month-end and billed annually in arrears, equal to the sum of

(a)	For Net Assets under management for the entire calendar year, 7.5% of “Net Income” (defined as total investment income less all fees, commissions, expenses and costs, including the management fee) in excess of the Hurdle; and

(b)

For Net Assets under management for less than the entire calendar year (“Partial-Year Net Assets”), in particular additional invested capital or redeemed capital, 7.5% of Net Income in excess of the Pro-Rata Hurdle. The “Pro Rata Hurdle” is the Hurdle pro-rated for the number of calendar days that such Partial-Year Net Assets were invested in a calendar year. Any incentive fees earned on Partial-Year

Net Assets are locked-in (vested and payable to Alstra) without prejudice for rate of return declines prior to, or subsequent to, the period the Partial-Year Net Assets were invested.

For purposes of calculating the incentive fee under subsections (a) and (b) above, the calendar year Net Income shall be allocated pro rata between (a) and (b) in the same proportion that Net Assets under management for the entire calendar year bear to Partial-Year Net Assets.

“Hurdle” means 10% annualized rate of return on beginning of the year Net Assets adjusted by (x) adding back (i) any incentive fees of Alstra accrued pursuant to this Agreement, (ii) a portion of any decline in Net Asset since the close of the last business day of each December (the “Determination Date”) used to calculate the incentive fee (the “High Water Mark Date”) calculated by multiplying such decline by a percentage equal to net withdrawals from the Account during the period divided by Net Assets on the dates of the withdrawals and (iii) any withdrawals from the Account since the High Water Mark Date, and (y) deducting any additional funds deposited in the Account since the High Water Mark Date. For the purpose of calculating such incentive fee, Net Assets on any prior Determination Date shall be adjusted by adding back all incentive fee paid pursuant to this Agreement.”

3.	This Amendment may be executed in any number of counterparts, all of which taken together and when delivered to the other parties shall constitute one and the same instrument.

4.	Except as set forth herein, the Trading Agreement remains in full force and effect. Each reference in the Trading Agreement to “this Agreement” shall mean the Trading Agreement as amended by this Amendment, and as hereinafter amended or restated.

5.	This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the      day of May 2008.

ALSTRA CAPITAL MANAGEMENT, LLC

By:
Name:
Title:

MAX DIVERSIFIED STRATEGIES LTD.

By:
Name:
Title: